UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On December 6, 2011, the Board of Directors of Harley-Davidson, Inc. (the “Company”) determined that, as a part of the Company’s business transformation strategy, it will cease operations at New Castalloy, its Australian subsidiary producer of cast motorcycle wheels and wheel hubs and source those components through other existing suppliers. New Castalloy employs approximately 200 persons and produces the majority of cast wheels for the Company’s motorcycles. The Company expects the transition of supply from New Castalloy to be complete by mid-2013. The Company anticipates that the sourcing of wheel and hub production to existing suppliers will generate approximately $9 million in annual ongoing savings beginning in 2014.

The Company expects to incur approximately $30 million in restructuring charges related to the transition, including approximately $10 million in 2011 and $20 million in 2012. The $30 million is comprised of approximately $11 million in accelerated depreciation charges to depreciate long-lived assets to their estimated salvage value, approximately $10 million in employee termination costs and approximately $9 million in other costs to close the facility. Of the aggregate charges, the Company expects that approximately 65% will result in cash charges.

Since 2009, the Company has been implementing a strategy to enable world-class manufacturing capability throughout the Company, restructuring and consolidating operations for greater competitiveness, efficiency and flexibility. Under the strategy, the Company is focusing its production capabilities on metal fabrication for motorcycle fuel tanks, fenders and frames, paint, final assembly and powertrain production, and has been transitioning work that is outside these areas or cannot be performed competitively in-house to suppliers.

Including the closing of the New Castalloy operations, the Company now expects all restructuring activities initiated since early 2009 to generate annual ongoing savings upon completion of approximately $315 million to $335 million, and to result in one-time overall costs of $505 million to $525 million, including costs of $75 million to $85 million in 2011 and $45 million to $55 million in 2012.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the timing of implementing the exit plan and the amounts of the related charges and uncertainties regarding the Company’s ability to execute the Company’s restructuring plans within expected costs and timing, as well as the factors disclosed in the Press Release and the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: December 8, 2011	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary